UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2007

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
 Arrangements of Certain Officers

On February 12, 2007, Medarex, Inc. (“Medarex”) entered into an employment agreement with Irwin Lerner (the “Employment Agreement”), Medarex’s Interim President and Chief Executive Officer.  During the term of the Employment Agreement, Mr. Lerner will receive a monthly salary of $50,000 per month.  The Employment Agreement is effective as of November 5, 2006, and the term will continue until Medarex retains a permanent President and Chief Executive Officer or the Employment Agreement is otherwise terminated pursuant to the terms of the Employment Agreement (the “Term”).

Mr. Lerner is entitled to a retention bonus (“Retention Bonus”) of $300,000 on November 5, 2007, assuming his continued employment to that date, or a prorated amount of such bonus amount if the Term is terminated prior to November 5, 2007, unless such termination is for cause, or on account of his resignation (other than in the event of a change of control, as defined in the Employment Agreement), death or disability.  In addition, Mr. Lerner will receive an option to purchase 250,000 shares of Medarex common stock under Medarex’s 2005 Equity Incentive Plan (the “Plan”) to be granted in accordance with Medarex’s Policy and Procedures for the Granting of Stock Options and Other Equity-Based Incentives.  The option will vest in equal monthly installments over 24 months, with such vesting commencing November 5, 2006 in accordance with the terms of the Plan. Mr. Lerner will also be provided with a daily car service and a related cash payment equal to taxes incurred by him in connection with such car service.

In the event of a change of control, Mr. Lerner, if he resigns in accordance with the terms of the Employment Agreement, will be entitled to a lump sum payment equal to six months of his base salary, and, if not already paid, the Retention Bonus or such prorated amount of the Retention Bonus, and immediate vesting of his option and certain tax benefits.

The Employment Agreement is filed as an exhibit to this Current Report on Form 8-K, the full terms of which are incorporated by reference here.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

10.1                           Employment Agreement between Irwin Lerner and the Company, effective as of November 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medarex, Inc.

Date: February 16, 2007	/s/ W. Bradford Middlekauff
W. Bradford Middlekauff
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1	Employment Agreement between Irwin Lerner and the Company, effective as of November 5, 2006